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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 5, 1997
                                                 ------------------------------

                      Byron Preiss Multimedia Company, Inc.
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             (Exact name of registrant as specified in its charter)

New York                           1-13084                13-3676574
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State or other                   (Commission           (I.R.S. Employer
jurisdiction                      File Number)         Identification No.)
of incorporation)

24 West 25th Street, New York, New York                              10010
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(Address of principal executive offices)                            (Zip code)

Registrant's telephone number, including area code         (212) 989-6252
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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Item 7.  Financial Statements and Exhibits:

                  (a)      Financial Statement of businesses acquired.

                                    Not applicable.

                  (b)      Pro Forma financial information.

                                    Not applicable.

                  (c)      Exhibits:

                           10.1 Form of Offshore Securities Subscription Agreement.

                           10.2 Form of 8% Convertible Debenture payable by the Company.

                           10.3 Form of Warrants issued in connection with the Transaction.

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Item 9            Sales of Equity Securities Pursuant to Regulation S

                  On February 5, 1997, Byron Preiss Multimedia Company, Inc. (the "Company") completed the sale (the "Transaction") of 8.0% Convertible Debentures due January 31, 1999 (the "Debentures") in an aggregate principal amount of $2,000,000 in reliance upon the exemption from registration under Regulation S ("Regulation S") afforded by the Securities Act of 1933, as amended, to the following foreign affiliated entities: Baybridge Securities, Blue Chip Securities Limited, Allied Balkan Investments Limited and AT Investments.

                  In connection with the Transaction, the Company received net proceeds in the amount of approximately $1.84 million (excluding legal, accounting and other miscellaneous expenses) , which, at this time, the Company intends to use to complete acquisitions and for additional working capital. The Debentures are convertible, at the holders (the "Holders") option, anytime commencing 45 days after the issue thereof, into shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), at a conversion price for each share of Common Stock equal to the lower of (a) 70% of the average closing bid price of the Common Stock for the (5) five business days immediately preceding the conversion date or (b) 75% of the average of the closing bid price of the Common Stock for the (5) five business days immediately preceding the date of subscription by the Holder thereof, in each case as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The Company is entitled, at its option, to redeem part or all of the Debentures being converted by paying to the Holders the product of (i) the average market price for the 5 consecutive trading days as reported by NASDAQ prior to the notice of conversion, and (ii) the number of shares of Common Stock that would be issuable if the Debentures were converted.

                  In connection with the Transaction, the Company entered into an Offshore Securities Subscription Agreement with each of the Investors pursuant to which, among other things, the Investors made certain representations and warranties relating to their respective purchase of the securities in accordance with the requirements and conditions of Regulation S and agreed to take all necessary steps to ensure compliance with Regulations S.

                  In addition, as part of its arrangement with VenGua Capital Markets, Ltd. ("VenGua"), the European based broker involved in the Transaction, the Company issued warrants (the "Warrants") to VenGua, and an affiliate thereof, to purchase an aggregate of 50,000 shares of Common Stock. The Warrants are exercisable for shares of Common Stock at any time from and after February 1, 1998 to and including January 31, 1999 at a purchase price of $2.40 per share, which price may be adjusted upon the occurrence of certain events, including, but not limited to, stock splits and capital reorganizations. The holders of the Warrants each represented that they are purchasing the Warrants in

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accordance with the requirements and conditions of Regulation S and agreed to take all necessary steps to ensure compliance with Regulation S.

                  The Company also entered into an Investor Relations Consulting Agreement (the "Consulting Agreement") with VenGua Capital Markets pursuant to which, among other things, VenGua Capital Markets was retained as an investor relations advisor for consideration of Sixty Thousand U.S. Dollars (US $60,000) upon signing of said agreement and Fifteen Thousand U.S. Dollars (US $15,000) per month thereafter through June 15, 1997. The Consulting Agreement is terminable by either party upon thirty days notice.

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Signatures.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BYRON PREISS MULTIMEDIA COMPANY, INC.

                                           By: /s/ James R. Dellomo
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                                              Name:  James R. Dellomo
                                              Title: Chief Financial Officer

Date:    February 19, 1997

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